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                                                            Exhibit 11.4

                                 EARNINGS PER SHARE
                                FULLY DILUTED COMPUTATION
                ($ in millions except share and per share amounts)



                                                            Quarter Ended
                                                              March 31,
                                                          1996         1995
- ------------------------------------------------------------------------------------
Basis for computation of earnings per
  common and common equivalent shares:
    Earnings from continuing operations                   $ 50.7       $ 43.1
    Deduct dividends on 4 Percent
      cumulative preferred stock                             (.1)         (.1)
                                                          -------      -------
  Earnings from continuing operations
    available to common shareholders                        50.6         43.0
  Discontinued operations                                   (2.3)         3.9
                                                          -------      -------
  Available for common shareholders                       $ 48.3       $ 46.9
                                                          =======      =======


Number of shares:
  Weighted average shares outstanding                     74,328,561   76,528,138
  Shares issuable upon exercise of stock options,
    net of shares assumed to be repurchased                1,170,581      961,800
                                                          ----------   ----------
                                                          75,499,142   77,489,938
                                                          ==========   ==========



Earnings per common share:
  Continuing operations                                   $  .67       $  .56
  Discontinued operations                                   (.03)         .05
                                                          -------      -------
  Net earnings                                            $  .64       $  .61
                                                          =======      =======
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